                     GREEN FUSION CORPORATION

                       FINANCIAL STATEMENTS

                    DECEMBER 31, 1999 and 1998

                               WITH
               INDEPENDENT AUDITOR'S REPORT THEREON

                  INDEX TO FINANCIAL STATEMENTS
                  -----------------------------

                                                       Page
                                                       ----

Independent Auditor's Report .........................  1

Financial Statements:

  Balance Sheet ......................................  2

  Statements of Operations
    and Accumulated Deficit ..........................  3

  Statements of Changes in Stockholders' Equity ......  4

  Statements of Cash Flows ...........................  5

  Notes to Financial Statements ......................  6-8

Supplemental Statement:

Statements of Operating Expenses .....................  10

                  INDEPENDENT AUDITORS' REPORT
                  ----------------------------


To the Board of Directors
Green Fusion Corporation

We have audited the accompanying balance sheets of Green Fusion Corporation, ("GFC"), a development stage company, as of December 31,1999 and 1998, and the related statements of operations and accumulated deficit, changes in stockholders' equity, and statement of cash flows for the year ended December 31, 1999 and the period ended December 31, 1998. These financial statements are the responsibility of GFC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Fusion Corporation as of December 31, 1999 and 1998, and the results of its operations, changes in stockholders' equity and cash flows for the year ended December 31, 1999 and the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statements of operating expenses are presented for the purposes of additional analysis and is not a required part of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Sarna & Company
Westlake Village, California
February 16, 1999

                     GREEN FUSION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                           BALANCE SHEET

                               ASSETS

                                                    DECEMBER 31
                                                    -----------

                                               1999             1998
                                               ----             ----
Current Assets
  Cash                                     $ 28,865         $ 40,633
  Prepaid Acquisition Costs                   1,800            1,800
    Total Current Assets                   $ 30,665         $ 42,433
                                           --------         --------

Mineral Rights and Development Costs         40,477           38,477


Other Asset - Capitalized Start-Up Costs     15,248           15,248
                                           --------         --------
TOTAL ASSETS                               $ 86,390         $ 96,158
                                           ========         ========


                 LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
  Accounts Payable and Accrued Expenses    $  2,160         $  6,034
                                           --------         --------

    Total Current Liabilities              $  2,160         $  6,034
                                           --------         --------

Stockholders' Equity
  Common Stock, $0.001 par value
    100,000,000 shares authorized,
    2,565,000 shares issued                $  2,565         $  2,565
  Additional Paid in Capital                 89,485           89,485
  Accumulated deficit                        <7,820>          <1,926>
                                           --------         --------
    Total Stockholders' Equity             $ 84,230           90,124
                                           --------         --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                       $ 86,390           96,158
                                           ========          =======


                See Notes to Financial Statements
                                2

                    GREEN FUSION CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
         STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT


                                                    DECEMBER 31
                                                    -----------

                                               1999             1998
                                               ----             ----
Revenues                                  $       0        $       0

Operating Expenses                           <5,894>          <1,926>
                                          ---------        ---------

Loss Before Provision for                 $  <5,894>       $  <1,926>
  Income Taxes

Provision for Income Taxes                       <0>              <0>
                                          ---------        ---------

Net Loss                                  $  <5,894>       $   1,926

Deficit, Inception
  of Period                                  <1,926>              <0>
                                          ---------        ---------

Accumulated Deficit, End of Period        $  <7,820>       $  <1,926>
                                          =========        =========

Net Loss per Share                        $   <0.00>       $   <0.00>
                                          =========        =========

Weighted Average Shares Outstanding       2,025,000        2,025,000
                                          =========        =========

                 See Notes to Financial Statements
                                3

                    GREEN FUSION CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
           STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE YEAR ENDED DECEMBER 31, 1999

                        Common Stock     Additional Accumulated Total
                                 Dollar  Paid in    Deficit     Stock
                                                                holders'
                        Shares   Amount  Capital                Equity
                       -------   ------  -------    ---------  --------

Inception                 ----   $ ----  $  ----    $    ----  $   ----
  March 5, 1998


Common Stock Issued
  Commencement of
  Operations
  $0.001 per share
  March 30, 1998     1,550,000    1,550     ----         ----     1,550


Common Stock Issued
  in Exchange for
  Assets
  $0.05 per share
  April 6, 1998         50,000       50    2,450         ----     2,500


Common Stock Issued
  First Offering
  $0.05 per share
  June 30, 1998        700,000      700   34,300         ----    35,000


Common Stock Issued
  Second Offering
  $.20 per share
  July 28, 1998        265,000      265   52,735         ----    53,000


Net Loss
  Period Ended
    December 31, 1998     ----     ----     ----       (1,926)   (1,926)
                     ---------  ------- --------     --------  --------

Balances             2,565,000  $ 2,565 $ 89,485     $ <1,926> $ 90,124
  December 31, 1998

Net Loss
  Period Ended
  December 31, 1999       ----     ----     ----       <5,894>   <5,894>
                     --------- -------- --------     --------  --------

Balances
  December 31, 1999  2,565,000 $  2,565 $ 89,485     $ <7,820> $ 84,230
                     ========= ======== ========     ========  ========

                See Notes to Financial Statements
                                4

                    GREEN FUSION CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
                     STATEMENT OF CASH FLOWS


                                                    DECEMBER 31
                                                    -----------


Cash Flows from Operating Activities:          1999             1998
                                               ----             ----

Net Loss                                    $<5,894>        $ <1,926>
Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities
  <Increase> Decrease in:
   Prepaid Acquisition Costs                      0           <1,800>
   Other Asset                                    0          <15,248>
  Increase <Decrease> in:
    Accounts Payable and
      Accrued Expenses                       <3,874>           6,034
                                            -------

        Net Cash Used by
          Operating Activities              $<9,768>        $<12,940>
                                            -------         --------

Cash Flows from Investing Activities:

Purchase of Mineral Rights                  $<2,000>        $ <6,700>
                                            -------         --------
Mineral Right Development Costs                   0          <31,777>

    Net Cash Used by Investing Activities   $<2,000>        $<38,477>
                                            -------         --------

Cash Flows from Financing Activities:

 Net Proceeds from the Issuance of
  Common Stock                              $     0         $ 92,050
                                            -------         --------

 Net Cash Provided by Financing Activities  $     0         $ 92,050
                                            -------         --------

Net Increase in Cash                        <11,768>          40,633

Cash at Beginning of Period                  40,633                0
                                           --------         --------

Cash at End of Period                      $ 28,865         $ 40,633
                                           ========         ========

                See Notes to Financial Statements
                                5

                    GREEN FUSION CORPORATION
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

General
-------

Green Fusion Corporation ("GFC") was incorporated on March 5,
1998 in the state of Nevada. The Company acquires and develops certain mineral rights in Canada.

Basis of Presentation
---------------------

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of Estimates
----------------

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Development Stage Company
-------------------------

GFC meets the guidelines of SFAS No. 7 and as such is classified as a development stage company.

Pro Forma Compensation Expense
------------------------------

GFC accounts for costs of stock-based compensation in accordance with APB No. 25, "Accounting for Stock Based Compensation" instead of the fair value based method in SFAS No. 123. No stock options have been issued by GFC. Accordingly, no pro forma compensation expense is reported in these financial statements.

                     GREEN FUSION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

Mineral Rights
--------------
Mineral rights and related development costs are stated at historical cost.

Depreciation, Amortization and Capitalization
---------------------------------------------
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years).
Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Income Taxes
------------
The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used for financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

Fair Value of Financial Instruments
-----------------------------------
Financial accounting Standards Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

                     GREEN FUSION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
             NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED
---------------------------------------------------------------

Per Share Information
---------------------
The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

NOTE 2 - PROVISION FOR INCOME TAXES
-----------------------------------

The provision for income taxes for the period ended December 31, 1999 represents the minimum state income tax expense of the Company, which is not considered significant.

NOTE 3 - COMMITMENTS AND CONTINGENCIES
--------------------------------------

Operating Leases
----------------
The Company currently rents administrative office space under a monthly renewable contract.

Litigation
----------
The Company is not presently involved in any litigation.

                      SUPPLEMENTAL STATEMENT

                     GREEN FUSION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF OPERATING EXPENSES




                                       DECEMBER 31
                                       -----------

Operating Expenses                   1999          1998
                                     ----          ----

Professional Fees                $  5,848      $      0
Supplies                               46             0
Bank and Other Charges                  0           376
Management Fees                         0         1,550
                                 --------      --------


  Total Operating Expenses      $   5,894      $  1,926
                                =========      ========


                See Notes to Financial Statements
                                10